Exhibit 99.2



      Statement of Chief FINANCIAL Officer of under 18 U.S.C. Section 1350


     With reference to the Quarterly Report of VINA Technologies, Inc. (the "Company") on Form 10-Q for the period ended March 31, 2003 (the "Report"), I, Stanley E. Kazmierczak, the chief financial officer of the Company, certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that

     (i) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




                                /s/ Stanley E. Kazmierczak
                                --------------------------
                                  Stanley E. Kazmierczak

                                  May 14, 2003